Exhibit (g)

CONSENT OF THE FEDERAL REPUBLIC OF GERMANY

On behalf of the Federal Republic of Germany, I hereby consent to the making of the statements with respect to the Federal Republic of Germany included in the Annual Report on Form 18-K of KfW for the year ended December 31, 2021 and to the incorporation by reference of such information in the Registration Statement under Schedule B of KfW filed with the Securities and Exchange Commission of the United States of America.

May 12, 2022

By:	/s/ DR. MARKUS HÖRMANN
	Name:	Dr. Markus Hörmann
	Title:	Regierungsdirektor (Head of Division) Ministry of Finance